Exhibit 99.2
Metal Management, Inc.
325 N. LaSalle Street • Suite 550
Chicago, Illinois 60610
www.mtlm.com
NYSE: MM
FOR IMMEDIATE RELEASE
METAL MANAGEMENT ACQUIRES SUBSTANTIALLY ALL
OF THE ASSETS OF MARS INDUSTRIES, INC.
CHICAGO, IL – MAY 23, 2007 –Metal Management, Inc. (NYSE: MM), one of the nation’s largest full service scrap metal recyclers, today announced that it has acquired substantially all of the assets of Mars Industries, Inc. (“Mars”). Financial terms of the transaction were not disclosed.
Mars, a privately-held company founded in 1987, is a full service metals processor and supplier serving greater Detroit, Michigan, one of the country’s largest scrap-generating territories. Mars currently handles approximately 360,000 tons of ferrous scrap metals per year. It is anticipated that the acquisition will be immediately accretive to the earnings of Metal Management.
About Metal Management, Inc.
Metal Management is one of the largest full service metal recyclers in the United States, with 50 recycling facilities in 17 states. For more information about Metal Management, Inc., visit the Company’s website at www.mtlm.com.
Forward Looking Statements
A number of the statements herein are not historical facts or deal with potential future circumstances and developments, in particular, whether the operations of Mars will be successfully integrated into Metal Management. These statements are subject to certain risks and uncertainties. There are many factors that impact these forward-looking statements that we cannot predict accurately. Further, our business is subject to a number of general risks that would affect any such forward-looking statements, including those described in Metal Management’s filings with the Securities and Exchange Commission, including under the caption “Item 1A—Risk Factors” in Metal Management’s Annual Report on Form 10-K for the most recently ended fiscal year. The information contained herein speaks as of the date hereof and Metal Management does not have or undertake any obligation to update such information as future events unfold.

Contacts

Analysts & Investors	Media
Robert C. Larry, Chief Financial Officer	Andrew B. Siegel
Metal Management, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(312) 645-0700	(212) 355-4449 ext. 127